                                                                   EXHIBIT 10.13

                              Employment Agreement

         This Agreement is made and entered into as of the _____ day of August, 1997 by and between Universal Document Management Systems, Inc., an Ohio corporation (the "Employer"), and Scott D. Watkins (the "Executive").

         Whereas, the Employer desires to employ the Executive on the terms and conditions set forth in this Agreement and the Executive is willing to accept such employment.

         Now, Therefore, In consideration of the mutual covenants and promises set forth in this Agreement, the Employer and Executive, intending to be legally bound, agree as follows:

         1. Employment. The Employer hereby employs the Executive, and the Executive hereby accepts employment, upon the terms and conditions set forth in this Agreement. The relationship between the Executive and Employer is that of employee and employer.

         2. Term. Subject to the provisions for termination set forth in this Agreement , the term of this Agreement shall be for a period of two (2) years, beginning on the date of the Initial Public Offering of Employer's common stock.

         3. Compensation. For all services rendered by the Executive under this Agreement, the Employer shall pay Executive during the term of this Agreement:
(i) an annual base salary of One Hundred Seventy Thousand Dollars ($170,000) payable in twelve (12) equal installments, and (ii) additional annual incentive compensation of $60,000 which shall be based on profitability objectives for the Company as a whole as may be mutually agreed upon by the parties. All payments made pursuant to this Section 3 shall be subject to withholding and other applicable taxes.

         4. Fringe Benefits. The Executive shall be entitled to the same fringe benefits as are offered, from time to time, to other employees of Employer who are employed in positions similar to that of Executive, including the Chief Executive Officer.

         5. Duties. The Executive is engaged as Senior Vice President of Operations and Services, and shall perform such services and assume and discharge such responsibilities, which are commensurate with his position, as the Employer, in its reasonable discretion, may, from time to time, require of, or assign to Executive. The Executive shall not delegate the duties and responsibilities which are vested in him. He, nevertheless, may utilize and delegate to such individuals who may also be employed by the Employer those tasks which he deems necessary or appropriate to help him carry out the duties and responsibilities assigned to him as an employee of the Employer; except that he shall remain accountable for such tasks to the Employer. Executive further agrees that he shall devote substantially his full time, energy and best efforts to the business of the Employer during the hours that the business remains open and such additional time as is reasonably necessary to complete Executive's tasks. Executive agrees to exercise his best efforts, judgment, skills and talents in performing his duties and, in general, to comply with the policies and be subject to the direction of the Board of Directors of the Employer.

         6. Direction of Services. The Employer shall direct, control and supervise the duties and work of Executive; provided, however, that the Employer shall not impose employment duties or constraints of any kind which would require Executive to violate any ordinance or law.

         7. Exclusive Services. The Executive shall devote his entire business time, attention, and energies to the business of the Employer, and shall not during the term of this Agreement, either directly or indirectly, engage in any other profession or business whether or not such business activity is pursued for gain, profit, or other pecuniary advantage to which the Executive would be giving of his time and effort to the detriment of Employer; but this shall not be construed as preventing the Executive from investing his assets in such form or manner as will not require any substantial services on the part of the Executive in the operation of the affairs of the companies in which such investments are made; provided, however, that no such investment shall be made in any company which competes with Employer in any aspect of the computer business, except that Executive shall be able to invest in any such public company provided such investment does not exceed 5% of such company's issued and outstanding shares.

         8. Working Facilities. The Executive shall be furnished, at the expense of the Employer, with all necessary facilities and equipment for performing his services hereunder.

         9. Disclosure of Information.

                  A. (i) Executive acknowledges that as a result of his employment by Employer, he will be making use of, acquiring and/or adding to confidential information of a special and unique nature and value relating to Employer's intellectual property, proprietary information, trade secrets, systems, procedures, manuals, confidential reports and customer lists and all information related to customer lists and customer sales and service (the "Confidential Information"). As a material inducement to Employer to enter into this Agreement and to pay Executive the compensation set forth in this Agreement, Executive covenants and agrees that, except as authorized by Employer, he shall not, at any time during or following the term of this Agreement, directly or indirectly, divulge or disclose for any purpose whatsoever any Confidential Information. Executive acknowledges that unauthorized disclosure or misuse of the Confidential Information will cause irreparable damage to the Employer. Employer and Executive also agree that covenants by Executive not to make unauthorized disclosures of the Confidential Information are essential to the growth and stability of the Employer. Accordingly, Executive agrees to the confidentiality covenants in this Section of the Agreement.

                        Confidential information shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Executive or (ii) is or becomes available to the Executive on a non-confidential basis from a source other than the Employer provided that such source is not, to the knowledge of the Executive, bound by a confidentiality agreement with the Employer.

                        (ii) Because a remedy at law for any breach of the provisions of this Section may be inadequate, in addition to any and all other remedies available to Employer, Employer shall have the remedies of a restraining order, injunction or other equitable relief to enforce the provisions hereof.

                        (iii) Executive acknowledges, warrants, represents, and agrees that the confidentiality covenants contained in this Section are necessary for the protection of the Employer's legitimate business interests and are reasonable in scope and content, and Executive represents and warrants that his attorney has thoroughly and completely reviewed this Agreement with him, and he understands the contents hereof.

                  B. Executive agrees to indemnify and hold Employer harmless from any loss, cost or expense incurred by the Employer arising out of any material breach of the agreements set forth in this Section or the fact that any material representation made by Executive in this agreement was false when made. It is further understood and agreed that in the event there is a material breach of any of the provisions set forth above, all obligations of Employer shall end, and Executive's employment with the Employer may be terminated immediately.

         10. Expenses. Executive may, from time to time, incur reasonable expenses for promoting the business of Employer, including expenses for entertainment, travel and similar items. In such instances, the Employer will reimburse the Executive upon submission of an itemized account of such expenditures.

         11. Vacations. The Executive shall be entitled to a vacation of five
(5) weeks per year during the term of this Agreement, during which time his compensation shall be paid in full.

         12. Termination of Employment.

                  (a) (i) The Employer may terminate this Agreement and Executive's employment at any time for cause which shall include but not be limited to (a) Executive's fraud, felony conviction (whether or not employment related), misappropriation, embezzlement or the like, or (b) if, for any reason, Executive fails or neglects to perform his duties hereunder in any material respect, or if Executive violates any of the provisions hereunder in any material respect and such failure, neglect or violation is not cured by the Executive to the Employer's reasonable satisfaction within a period of thirty
(30) days following the Executive's receipt of written notice from the Employer making specific reference to this Section 12(a)(i)(b) and stating with particularity all alleged actions or omissions in the Executive's service being relied upon by the Employer hereunder.

                        (ii) Executive may terminate this agreement and his employment, if (a) the Employer requires Executive to relocate more than 40 miles from the current location of Executive's branch of Employer or (b) there is a material and adverse change in Executive's position, duties, responsibilities or status with the Employer; a material reduction in Executive's salary or benefits, other than a reduction in salary or benefits comparable to reductions generally applicable to similarly situated employees of the Employer; or the Employer violates any of the provisions of this Agreement in any material respect and such change, reduction or violation is not cured to the Executive's reasonable satisfaction within a period of thirty (30) days following the Employer's receipt of written notice from the Executive making specific reference to this Section 12(a)(ii)(b) and stating with particularity all alleged actions or omissions of the Employer being relied upon by the Executive hereunder.

                  (b) The Employer or Executive may terminate this Agreement without cause upon thirty (30) days written notice to the other party.

                  (c) This Agreement shall also be terminated (i) by the mutual agreement of Employer and Executive; (ii) by the dissolution and liquidation of Employer (other than as part of a reorganization, merger, consolidation, or sale of all or substantially all of the assets of Employer through which the business of the Employer is continued); and (iii) by the total or complete disability of the Executive for more than 90 consecutive days.

                  (d) If this Agreement is terminated pursuant to Section 12(a)(i) by Executive pursuant to Section 12(b) or pursuant to Section 12(c)(i), Executive shall be paid only such amounts as are accrued under Sections 3, 4 and 10, but are unpaid as of the date of termination. Payment pursuant to this
Section 12(d) shall be made to Executive as soon as practicable, and shall be subject to withholding and other applicable taxes.

                  (e) If this Agreement is terminated by Executive pursuant to
Section 12(a)(ii), by Employer pursuant to Section 12(b), or pursuant to Section 12(c)(ii), or Section 12(c)(iii), Executive shall receive severance pay in the amount of one year's salary. Payments pursuant to this Section 12(e) shall continue to be made by Employer in equal monthly installments, and shall be subject to withholding and other applicable taxes.

                  (f) In the event of termination of this Agreement for any reason, Executive agrees to resign from all positions held in Employer or any of its affiliate or subsidiary companies, including without limitation any position as a director, officer, trustee or consultant.

         13. Restrictive Covenants.

                  (a) The provisions of the Section apply in the event this Agreement is terminated for any reason whatsoever.

                  (b) For a period of one (1) year after termination or expiration of this Agreement, the Executive shall not, directly or indirectly,
(i) own, manage, operate, control, direct, be employed by, participate in, or be connected in any manner with the ownership, management, operation, direction or control of any business which competes with the business conducted by the Employer at the time of the termination of this Agreement; (ii) solicit any of Employer's customers; or (iii) solicit for employment any of Employer's employees.

                  (c) Executive acknowledges that the foregoing time and other limitations are reasonable and properly required for the adequate protection of the business affairs of the Employer, and in the event any such limitation is found to be unreasonable by a Court of competent jurisdiction, Executive agrees and submits to the reduction of said limitation to such an area, time or other limitation or otherwise as the Court may determine to be reasonable. In the event that any limitation under this Section is found to be unreasonable or otherwise invalid in any jurisdiction, in whole or in part, Executive acknowledges, warrants, represents, and agrees that such limitation shall nevertheless be valid in all other jurisdictions.

                  (d) Executive acknowledges, warrants, represents, and agrees that the restrictive covenants contained in this Section are reasonable and necessary for the protection of the Employer's legitimate business interests and are reasonable in scope and content and represents and warrants that Executive's attorney has reviewed this Agreement with Executive and Executive understands the contents of these restrictive covenants.

                  (e) Because a remedy at law for any breach of the provisions of this Section will be inadequate, in addition to any and all other remedies available to the Employer, the Employer shall have the remedies of a restraining order, injunction or other equitable relief to enforce the provisions hereof.

         14. Death During Employment. If the Executive dies during the term of his employment hereunder, the Employer shall pay to the estate of the Executive the compensation, if any, accrued but unpaid to the date of death.

         15. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by certified or registered mail or personally delivered to his residence in the case of the Executive or to its principal place of business in the case of the Employer. Either party, by notice to the other, may change the address to which further notice is to be sent to such party.

         16. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

         17. Assignment. The rights and obligations of the Employer and Executive under this Agreement are of a personal nature and, therefore, this Agreement and the rights and obligations of the parties are not assignable by either party, without the prior written consent of the other party.

         18. Entire Agreement; Amendments. This Agreement contains the entire agreement of the parties. This Agreement may be amended at any time by mutual consent of the parties provided, however, that no such amendment shall be valid or enforceable unless set forth in writing and signed by Employer and Executive.

         19. Applicable Laws. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Ohio.

         20. Severability. The invalidity or unenforceability of any provision in the Agreement shall not in any way affect the validity of enforceability of any other provision and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had never been in the Agreement.

         21. Headings. The various headings in this Agreement are inserted for convenience only and are not part of the Agreement.

         22. Expenses. All expenses, including reasonable attorney's fees and expenses, arising out of claims under this Agreement, shall be borne by the losing party to the fullest extent permitted by law.

         23. Retention Agreements. Employer agrees and acknowledges that Executive and Access Corporation ("Access") have entered into an Executive Retention Agreement, dated as of August 24, 1994, that the consummation of the transactions contemplated by the Asset Purchase Agreement of even date herewith between Employer and Access will constitute a Change of Control as defined in such Executive Retention Agreement, and that, except as otherwise set forth in this Section 23, Employer will assume and agree to perform such Executive Retention Agreement as provided in Section 5 of such Executive Retention Agreement.

         Executive and Employer agree that such Executive Retention Agreement shall terminate two years after the effective date of this Employment Agreement and that Executive's compensation, fringe benefits and duties shall be as described in this Employment Agreement. Executive agrees and acknowledges that the compensation, fringe benefits and duties as described in this Employment Agreement may be different than those which he is currently receiving or performing, that the termination of the Executive Retention Agreement two years after the effective date of this Employment Agreement may be a material modification of such Executive Retention Agreement, and that Employer's assumption of and agreement to perform such Executive Retention Agreement is subject to the Executive's agreement to the modifications to such Executive Retention Agreement set forth in this Section 23. Furthermore, Executive waives any rights under such Executive Retention Agreement that he would otherwise have as a result of the aforesaid modifications to the Executive Retention Agreement, including without limitation any right to receive the termination benefits set forth in Sections 2 and 5 of such Executive Retention Agreement. Employer agrees and acknowledges, however, that, except as otherwise stated in this Section 23, by reason of accepting the compensation, fringe benefits and duties described in this Employment Agreement Executive is not waiving any other right under the Executive Retention Agreement.

         Except as provided in the preceding two paragraphs, in the event of any conflict between the provisions of this Employment Agreement and such Executive Retention Agreement, the provisions of the latter shall control.

         IN WITNESS WHEREOF, Employer and Executive have executed this Agreement as of the ______ day of August, 1997.

                                   Universal Document Management Systems, Inc.


                                   ____________________________________________
                                       Terry L. Theye
                                       Chief Executive Officer and President


                                   Executive:


                                   ____________________________________________
                                       Scott D. Watkins